UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑          Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
BJ Services Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Exhibit 99.1

Contacts for Baker Hughes	Contacts for BJ Services
Gary Flaharty +1.713.439.8039	Jeff Smith +1.713.462.4239
H. Gene Shiels +1.713 439.8822
BHI and BJS Reach Understanding with DOJ on Pending Merger
Stockholder Vote on 31 March 2010
Closing to Occur Following Final Agreement with DOJ in Early April
Houston (March 30, 2010) – Baker Hughes Incorporated (NYSE: BHI) and BJ Services Company (NYSE: BJS) have reached a general understanding with the Antitrust Division of the U.S. Department of Justice regarding divestitures that will be required as a condition to governmental approval of the pending merger between the companies.
Pursuant to the understanding, Baker Hughes will be required after the closing to divest two stimulation vessels (the HR Hughes and Blue Ray) and certain other assets used to perform sand control services in the U.S. Gulf of Mexico. The Antitrust Division of the U.S. Department of Justice, Baker Hughes and BJ Services are finalizing a proposed Final Judgment. The Final Judgment must be approved by the Federal District Court in Washington, D.C. before the closing can occur. The parties do not expect that the divestiture will be material to the business or financial performance of the combined company following the merger.
The special meetings of each of the Baker Hughes’ and BJ Services’ stockholders will be reconvened on March 31, 2010, at 9:00 a.m. Central Daylight Time, to vote on the merger and related matters as previously announced. Baker Hughes and BJ Services expect to close the merger as soon as practicable in early April following the expected approval by their stockholders at such meetings and the Federal District Court in Washington, D.C., subject to the other closing conditions.

Baker Hughes stockholders who have questions about this news release or the merger should contact Investor Relations at (713) 439-8039. Baker Hughes stockholders who need assistance in submitting their proxy or voting their shares (or changing a prior vote of their shares) should contact Baker Hughes’ proxy solicitor, Laurel Hill Advisory Group, LLC, Attention: Eugene Louie, 2 Robbins Lane, Suite 201, Jericho, NY 11753, (888) 742-1305, email: elouie@laurelhillag.com.
BJ Services stockholders who have questions about this news release or the merger should contact Investor Relations at (713) 462-4239. BJ Services stockholders who need assistance in submitting their proxy or voting their shares (or changing a prior vote of their shares) should contact BJ Services’ proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, Shareholders Call Toll Free at (877) 825-8772, Banks and Brokers Call Collect at (212) 750-5833.
Forward-Looking Statements
Except for the historical information set forth in this document, the matters discussed in this document are forward-looking statements that involve certain assumptions and known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially. Such forward-looking statements include, but are not limited to, whether the antitrust authorities and the Federal District Court will give regulatory clearance and approval to complete the merger at all or without restrictions or conditions that would be detrimental or have a materially adverse effect on the combined company after the merger is completed, whether stockholder approval will be obtained and the merger consummated, and other statements that are not historical facts. In addition, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. Baker Hughes or BJ Services may not prevail and may incur significant costs in defending or settling any action under the antitrust laws. There can be no assurance that all of the conditions to complete the merger will be satisfied. Prior to closing, a Hold Separate Stipulation and Order will need to be approved by the Federal District Court in Washington, D.C., subject to the Antitrust Procedures and Penalties Act, 15 U.S.C. § 16. The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the approval of the merger agreement by the stockholders of both parties; the risk that the cost savings and any other synergies from the transaction may not be realized or take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to successfully integrate the businesses; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; the outcome of any litigation; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in Baker Hughes’ and BJ Services’ filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s web site at www.sec.gov. Except as required by law, neither Baker Hughes nor BJ Services intends to update or revise statements contained in these materials based on new information, future events or otherwise.
Additional Information and Where to Find It
These materials are not a substitute for the Registration Statement that Baker Hughes filed with the SEC in connection with the proposed transaction with BJ Services, or the definitive joint proxy statement/prospectus sent to security holders of Baker Hughes and BJ Services on or about February 16, 2010 seeking their approval of the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BAKER HUGHES AND BJ SERVICES ARE URGED TO CAREFULLY READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS DATED FEBRUARY 12, 2010, WHICH WAS SENT TO SECURITY HOLDERS OF BAKER HUGHES AND BJ SERVICES ON OR ABOUT FEBRUARY 16, 2010, AS IT CONTAINS IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by Baker Hughes and BJ Services with the SEC at the SEC’s web site at www.sec.gov. This document does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of Baker Hughes or BJ Services common stock.

The definitive joint proxy statement/prospectus and such other documents (relating to Baker Hughes) may also be obtained from Baker Hughes for free from Baker Hughes’ web site at www.bakerhughes.com/investor or by directing a request to: Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, TX 77019, Attention: Corporate Secretary, or by phone at (713) 439-8600. The definitive joint proxy statement/prospectus and such other documents (relating to BJ Services) may also be obtained from BJ Services for free from BJ Services’ web site at www.bjservices.com or by directing a request to: BJ Services Company, P.O. Box 4442, Houston, Texas 77210-4442, Attention: Investor Relations, or by phone at (713) 462-4239.
BJ Services Company is a leading provider of pressure pumping, well completion, production enhancement and pipeline services to the petroleum industry.
Baker Hughes provides reservoir consulting, drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.
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